Exhibit 10.13

CONSENT AND SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS CONSENT AND SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is made effective as of March 6, 2007, by and among CLARIENT, INC., a Delaware corporation (“Clarient”), CLRT ACQUISITION, LLC, a Delaware limited liability company (“CLRT”) and CLARIENT DIAGNOSTIC SERVICES, INC., a Delaware corporation (“CDS”; Clarient, CLRT and CDS, each a “Company”, and collectively, the “Companies”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (the “Lender”), as lender under the Loan Agreement described below.

W I T N E S S E T H:

WHEREAS, Lender and the Companies are parties to that certain Loan and Security Agreement, dated as of September 29, 2006, by and among Clarient, CDS, CLRT, the other credit parties signatory thereto from time to time, and Lender, as amended pursuant to that certain Consent and First Amendment to Loan and Security Agreement, dated as of January 17, 2007 (as further amended, restated, supplemented, replaced, extended, renewed, rolled-over, refunded or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, Safeguard Delaware, Inc., a Delaware corporation (“SDI”), proposes to make one or more loans to Clarient in an aggregate principal amount not to exceed $12,000,000 (the “Safeguard Indebtedness”), pursuant to (1) that certain Senior Subordinated Revolving Credit Agreement, dated as of March 6, 2007, by and between Clarient and SDI, in the form attached hereto as Exhibit A (the “Safeguard Credit Agreement”), and (2) that certain Revolving Credit Note, dated as of March 6, 2007, made by Clarient in favor of SDI in the maximum principal amount of $12,000,000, in the form attached hereto as Exhibit B (the “Safeguard Note”);

WHEREAS, Clarient proposes to issue to SDI, in connection with the incurrence of the Safeguard Indebtedness, (a) a common stock purchase warrant to purchase 125,000 shares of common Stock of Clarient, (b) a common stock purchase warrant to purchase 62,500 shares of common Stock of Clarient, and (c) additional common stock purchase warrants to purchase up to 375,000 shares of common Stock of Clarient, in each case in the forms attached hereto as Exhibits C-1 through C-3 (the “Safeguard Warrants”);

WHEREAS, Clarient has requested that Lender consent to the incurrence by Clarient of the Safeguard Indebtedness and the execution by Clarient of the Safeguard Credit Agreement, the Safeguard Note, and the Safeguard Warrants, in each case subject to the terms and conditions hereof;  and

WHEREAS, the parties hereto are willing to make certain amendments to the Loan Agreement as more particularly set forth herein, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties do hereby agree as follows:

1.             Definitions.  All capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Loan Agreement.

2.             Consents.

(a)           Subject to the terms and conditions hereof, Lender hereby consents that Clarient may (i) incur the Safeguard Indebtedness, (ii) execute the Safeguard Credit Agreement, the Safeguard Note and the Safeguard Warrants, and (iii) issue common Stock of Clarient from time to time in accordance with the terms and conditions of the Safeguard Warrants; provided, however, that (i) Lender, SDI, Safeguard Scientifics, Inc., a Delaware corporation (“SSI”), Safeguard Scientifics (Delaware), Inc., a Delaware corporation (“SSDI”), and the Companies shall have executed on the date hereof an Amended and Restated Subordination Agreement in the form attached hereto as Exhibit D (as executed, and as amended, modified or restated from time to time, the “Amended and Restated Subordination Agreement”), and (ii) any amounts owing by Clarient and the other Companies to SDI in connection with the Safeguard Indebtedness may be paid only in accordance with the terms and conditions of the Amended and Restated Subordination Agreement and the Loan Agreement (as amended by this Agreement).

(b)           Except as expressly provided in subpart (a) above, the execution and delivery of this Agreement does not and will not constitute a consent to or a waiver of any noncompliance with the provisions of the Loan Agreement.

3.             Amendments to Loan Agreement.

Subject to the terms and conditions of this Agreement, including without limitation the conditions precedent set forth in Section 5 hereof, the Loan Agreement is hereby amended as follows:

(a)           Section 1.1 of the Loan Agreement is amended by deleting the defined term “Safeguard Subordination Agreement” and by inserting, in lieu thereof, the following new defined term:

“Safeguard Subordination Agreement” means that certain Amended and Restated Subordination Agreement, dated as of March 6, 2007, by and between Safeguard, Safeguard Delaware, Inc., a Delaware corporation, and Safeguard Scientifics (Delaware), Inc., a Delaware corporation, the Borrowers and Lender, in respect of Indebtedness owing by the Borrowers to Safeguard, Safeguard Delaware, Inc. and Safeguard Scientifics (Delaware), Inc. (including without limitation Indebtedness evidenced by the Safeguard Note).

(b)           Section 1.1 of the Loan Agreement is amended by inserting the following new defined terms in the appropriate alphabetical order:

“Repayment Asset Sale” means any sale of assets by Clarient and its Subsidiaries upon terms and conditions (including without limitation purchase price amount) and documentation acceptable to Lender in its sole discretion and consented to by Lender in writing and designated by the parties hereto as the “Repayment Asset Sale.”

“Post-Closing Cash Payment” means any cash payment of any portion of the purchase price under the Repayment Asset Sale that is paid after the closing date.

 “Safeguard Credit Agreement” means that certain Senior Subordinated Revolving Credit Agreement, dated as of March 6, 2007, by and between Clarient and SDI, as amended, restated, supplemented or otherwise modified from time to time in accordance with the express provisions of the Safeguard Subordination Agreement.

“Safeguard Note” means that certain Revolving Credit Note, dated as of March 6, 2007, made by Clarient in favor of SDI in the maximum principal amount of $12,000,000, as amended, restated, supplemented or otherwise modified from time to time in accordance with the express provisions of the Safeguard Subordination Agreement.

“Safeguard Subordinated Debt” means the Indebtedness of Clarient to SDI, evidenced by the Safeguard Credit Agreement and Safeguard Note, which Indebtedness is unsecured and subordinated to the Obligations pursuant to the Safeguard Subordination Agreement.

“Second Amendment” means that certain Consent and Second Amendment to Loan and Security Agreement, dated as of March 6, 2007, by and among the Borrowers and Lender.

“SDI” means Safeguard Delaware, Inc., a Delaware corporation.

(c)           Section 8.4 of the Loan Agreement is hereby deleted in its entirety and the following new Section 8.4 in inserted in lieu thereof:

8.4          Restricted Payments.  No Credit Party shall make any Restricted Payment, except:

(a) repayments of intercompany loans between Credit Parties to the extent permitted by Section 8.1 and payments thereon;

(b) dividends and distributions by Subsidiaries of any Credit Party paid to such Credit Party;

(c) employee loans permitted under Section 8.9(b);

(d) payments on the Subordinated Debt to the extent permitted under the Comerica Subordination Agreement;

(e) payment of fees and expenses, to the extent permitted under the Safeguard Subordination Agreement;

(f) repurchases of common Stock of Clarient exclusively from terminated employees or employees no longer employed because of death or disability, provided that the aggregate purchase price paid to repurchase all such common Stock of Clarient from such former employees shall not exceed $50,000 in the aggregate in any Fiscal Year and no Default or Event of Default exists or would be caused thereby;

(g) payments of compensation made to any Credit Party’s officers and directors so long as such payments are in the ordinary course of business and consistent with past practices;

(h) payments to any Affiliate under any agreement permitted pursuant to Section 8.9(a) hereof, other than any payments in excess of $150,000 in any year under any agreement for the provision by such Affiliate of management, consulting or similar services;

(i) a one-time payment of principal with respect to the Safeguard Subordinated Debt, which payment may only be made to the extent that (1) such principal payment does not exceed the lesser of $6,000,000 or 50% of the cash proceeds received at closing in connection with the Repayment Asset Sale, (2) such principal payment is made exclusively from cash proceeds received at closing in connection with the Repayment Asset Sale, (3) such principal payment is made within 30 days after the receipt of such closing date cash proceeds in connection with the Repayment Asset Sale, and (4) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such principal payment; and

(j) in connection with any receipt of a Post-Closing Cash Payment, a payment of accrued but unpaid interest with respect to the Safeguard Subordinated Debt, which payment may only be made to the extent that (1) Clarient has received a Post-Closing Cash Payment in connection with the Repayment Asset Sale, (2) such payment is made exclusively from cash proceeds of such a Post-Closing Cash Payment, (3) such payment does not exceed the amount of accrued but unpaid interest with respect to the Safeguard Subordinated Debt outstanding on the date of such payment, (4) with respect to each Post-Closing Cash Payment, such payment is made within 30 days after the receipt of all or any portion of such Post-Closing Cash Payment, (5) the aggregate amount of all interest payments made under this clause (j) does not exceed the lesser of $2,000,000 or the aggregate amount of all Post-Closing Cash Payments received by Clarient, and (6) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such payment.

4.                      Reaffirmation of Loan Agreement.

Except for the consents and the amendments to the Loan Agreement expressly provided in Sections 2 and 3 above, the Loan Agreement shall remain unchanged and in full force and effect in accordance with its terms, and this Agreement shall be limited precisely and expressly as drafted and shall not be construed as a consent to the amendment, restatement, modification, supplementation or waiver of any other terms or provisions of the Loan Agreement.

5.             Conditions Precedent to Effectiveness of this Agreement.  The effectiveness of this Agreement is subject to the satisfaction of each of the following conditions precedent:

a.               receipt by Lender of one or more counterparts of this Agreement duly executed and delivered by the Companies;

b.              receipt by Lender of one or more counterparts of that certain Second Amendment to Subordination Agreement, dated as of the date hereof, duly executed and delivered by the Companies and Comerica Bank;

c.               receipt by Lender of one or more counterparts of that certain Amended and Restated Subordination Agreement, dated as of the date hereof, duly executed and delivered by the Companies, SSI, SSDI and SDI; and

d.              receipt by Lender of a consent fee in the amount of $10,000.00, which fee shall be fully earned and non-refundable upon payment.

6.             Additional Agreement Regarding Financial Covenants.  Notwithstanding any provision to the contrary set forth in that certain Letter Agreement, dated as of February 15, 2007, by and among the parties hereto, an Event of Default shall occur on March 16, 2007, unless the Borrowers and the Lender shall have agreed upon amended and/or new financial covenants to be inserted into Annex X of the Loan Agreement as of such date.

7.             Provisions of General Application.

(a)           Costs and Expenses.  Each Company absolutely and unconditionally agrees to pay to Lender, on demand by Lender at any time and as often as the occasion therefore may require, whether or not all or any of the transactions contemplated by this Agreement are consummated: all reasonable fees and disbursements of any counsel to Lender in connection with the preparation, negotiation, execution, or delivery of this Agreement and expenses which shall at any time be incurred or sustained by Lender or any of its directors, officers, employees or agents as a consequence of or in any way in connection with the preparation, negotiation, execution, or delivery of this Agreement and any agreements prepared, negotiated, executed or delivered in connection with the transactions contemplated hereby.

(b)           Further Assurances.  The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

(c)           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

(d)           Severability.  Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement.

(e)           Governing Law.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING UNDER THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Consent and First Amendment to Loan and Security Agreement to be duly executed and delivered as of the day and year specified at the beginning hereof.

COMPANIES:

CLARIENT, INC.

By:	/s/ James V. Agnello
	Name:	James V. Agnello
	Title:	Senior Vice President and Chief Financial Officer

CLARIENT DIAGNOSTIC SERVICES, INC.

By:	/s/ James V. Agnello
	Name:	James V. Agnello
	Title:	Senior Vice President and Chief Financial Officer

CLRT ACQUISITION, LLC

By:	Clarient, Inc., its sole member

By:	/s/ James V. Agnello
	Name:	James V. Agnello
	Title:	Senior Vice President and Chief Financial Officer

LENDER:

GENERAL ELECTRIC CAPITAL CORPORATION

By:	Thomas A. Buckelew
	Name:	Thomas A. Buckelew
	Title:	Its Duly Authorized Signatory